UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

Victory Capital Holdings, Inc.

(Name of registrant as specified in its charter)

Amundi

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Press release

Amundi and Victory Capital sign a definitive agreement

to become strategic partners

Paris, 9 July 2024 - Amundi today announces that it has reached a definitive agreement with Victory Capital for their previously announced transaction.

The agreement is in line with the Memorandum of Understanding announced on April 16, 20241:

•	Amundi US will be combined with Victory Capital;

•	Amundi will become a strategic shareholder of Victory Capital with a 26.1% economic stake in Victory Capital;

•	Both parties have entered into 15-year distribution and services agreements, which will be effective upon the closing of the transaction.

Under these distribution and services agreements, Amundi will be the distributor of Victory Capital’s US-manufactured active asset management products outside of the US. Additionally, Amundi will become the supplier of non-US manufactured products for Victory’s distribution in the US.

Valérie Baudson, Chief Executive Officer of Amundi, commented: “The transaction will allow Amundi to strengthen its presence in the US via a larger US investment and distribution platform. It will also provide Amundi’s clients worldwide with access to a broader range of high-performing US investment solutions. Thanks to this transaction, Amundi will become a strategic shareholder in a US-based asset management firm with a consistent track record of development. This is a compelling proposition for our clients and our employees. It is also a value-creating deal for our shareholders.”

Amundi expects this transaction, which does not include any cash consideration, to result in a material increase in the contribution from US operations to its results, leading to a low single-digit accretion of the adjusted net income and EPS of Amundi.

The transaction is subject to customary closing conditions2, and is expected to be completed late in the 4th quarter of 2024 or early 2025.

Ardea Partners is acting as financial advisor and Cleary Gottlieb Steen & Hamilton LLP and Dechert LLP are providing legal counsel to Amundi in connection with this transaction.

[1]	See press release and presentation of 16 April 2024, available on https://about.amundi.com
[2]	Including regulatory approvals, client consents, and the approval of Victory Capital shareholders for the issuance of Victory Capital shares

Press contacts:		Investor contacts:

Natacha Andermahr	Corentin Henry	Cyril Meilland, CFA

Tel. +33 1 76 37 86 05	Tel. +33 1 76 32 26 96	Tel. +33 1 76 32 62 67

natacha.andermahr@amundi.com	corentin.henry@amundi.com	cyril.meilland@amundi.com

Geoff Smith Amundi US		Thomas Lapeyre	Annabelle Wiriath

Tel. +1 617 422 4758		Tel. +33 1 76 33 70 54	Tel. +33 1 76 32 43 92

Geoff.Smith@amundi.com		thomas.lapeyre@amundi.com	annabelle.wiriath@amundi.com

Forward-looking statements

This document may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the proposed transaction and the outlook for Victory Capital’s or Amundi’s future business and financial performance.

Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond the Victory Capital’s and Amundi’s control and could cause Victory Capital’s and Amundi’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: risks that conditions to closing will fail to be satisfied and that the transaction will fail to close on the anticipated timeline, if at all; risks associated with the expected benefits, or impact on Victory Capital’s and Amundi’s respective businesses, of the proposed transaction, including the ability to achieve any expected synergies; and other risks and factors relating to Victory’s and Amundi’s respective businesses contained in their respective public filings. These factors may include changes in the economic and commercial situation, regulations and the risk factors described in Amundi’s Registration Document (section 5.2) registered with the AMF under number D.23-0257 on 7 April 2023.

Important Additional Information and Where to Find It

This communication is being issued in connection with the proposed acquisition of Amundi Holdings US, Inc. (“Amundi US”) by Victory Capital. In connection with the transaction, Victory Capital intends to file a proxy statement and certain other documents regarding the transaction with the SEC. The definitive version of the proxy statement (if and when available) will be mailed to Victory Capital’s stockholders.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS CONTEMPLATED BY THE CONTRIBUTION AGREEMENT AND RELATED MATTERS.

Investors and security holders may obtain, free of charge, copies of the proxy statement (when it is available) and other documents that are filed or will be filed with the SEC by Victory Capital through the website maintained by the SEC at www.sec.gov or the Investor Relations portion of Victory Capital’s website at https://ir.vcm.com.

Participants in the Solicitation

Amundi and certain of its directors, executive officers and other employees may be deemed to be “participants” in the solicitation of proxies from Victory Capital’s stockholders with respect to the special meeting of stockholders that will be held to consider and vote upon the approval of the share issuance in connection with the proposed acquisition of Amundi US by Victory Capital. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the transaction (if and when they become available). Investors and security holders may obtain free copies of these documents using the sources indicated above.

About Amundi

Amundi, the leading European asset manager, ranking among the top 10 global players1, offers its 100 million clients - retail, institutional and corporate - a complete range of savings and investment solutions in active and passive management, in traditional or real assets. This offering is enhanced with IT tools and services to cover the entire savings value chain. A subsidiary of the Crédit Agricole group and listed on the stock exchange, Amundi currently manages more than €2.1 trillion of assets2.

With its six international investment hubs3, financial and extra-financial research capabilities and long-standing commitment to responsible investment, Amundi is a key player in the asset management landscape.

Amundi clients benefit from the expertise and advice of 5,500 employees in 35 countries.

Amundi, a trusted partner, working every day in the interest of its clients and society

www.amundi.com

[1]	Source: IPE “Top 500 Asset Managers” published in June 2023, based on assets under management as at 31/12/2022
[2]	Amundi data as at 31/03/2024
[3]	Boston, Dublin, London, Milan, Paris and Tokyo